JINGWEI INTERNATIONAL LIMITED

2008 OMNIBUS SECURITIES AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

EMPLOYEE NON-QUALIFIED STOCK OPTION

THIS AGREEMENT made as of December 25, 2008, by and between Jingwei International Limited, a Nevada corporation (the "Company"), and Bi, Yijia (the "Optionee").

WITNESSETH:

WHEREAS, the Company has adopted the Jingwei International Limited 2008 Omnibus Securities and Incentive Plan (the "Plan") for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and

WHEREAS, the Committee has authorized the grant to the Optionee of an Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1. Definitions.

Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Grant of Option.

The Committee hereby grants to the Optionee an option to purchase 100,000 shares of the Company's Common Stock ("Shares") for an Option price per Share equal to $1.00 (not less than the Fair Market Value of a Share on the date of the grant of the Option) (the "Option"). The Option is intended by the Committee to be a Non-Qualified Stock Option and the provisions hereof shall be interpreted on a basis consistent with such intent.

3. Option Terms and Exercise Period.

(a) The Option shall be exercised, and payment by the Optionee of the Option price shall be made, pursuant to the terms of the Plan.

(b) All or any part of the Option may be exercised by the Optionee no later than the tenth (10th) anniversary of the date of this Agreement.

(c) This Agreement and the Option shall terminate on the earlier of (i) the tenth (10th) anniversary of the date of this Agreement, or (ii) the date as of which the Option has been fully exercised.

4. Vesting.

Subject to Section 10, the Option shall vest and become exercisable as follows:

> The Option shall become vested and exercisable as to 50,000 Shares on May 12, 2010, provided that on such date the Optionee is employed by the Company. The Option shall become vested and exercisable as to the remaining 50,000 Shares on May 12, 2011, provided that on such date the Optionee is employed by the Company.

Notwithstanding the above schedule, the Optionee shall be one hundred percent (100%) vested in the Option if the Optionee's employment with the Company shall terminate on account of the Optionee's death or Total and Permanent Disability. The Optionee shall forfeit any unvested portion of the Option upon termination of employment with the Company for any reason other than the Optionee's death or Total and Permanent Disability.

Notwithstanding the foregoing, no provision herein shall prevent or forbid transfers to a trust that has been approved by the Committee and that was established solely for tax planning purposes and not for purposes of profit or commercial activity.

5. Termination of Employment.

Sections 6.2 and 6.4 of the Plan shall control.

6. Restrictions on Transfer of Option.

This Agreement and the Option shall not be transferable otherwise than (a) by will or by the laws of descent and distribution or (b) by gift to any Family Member of the Optionee, and the Option shall be exercisable, during the Optionee's lifetime, solely by the Optionee, except on account of the Optionee's Permanent and Total Disability or death, and solely by the transferee in the case of a transfer by gift to a Family Member of the Optionee.

7. Exercise of Option.

(a) The Option shall become exercisable at such time as shall be provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised.

(b) Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares. Shares transferred in payment of the Option price shall be valued as of the date of transfer based on their Fair Market Value.

(c) The Option may be exercised on a "cashless" basis upon written notice on the date of exercise by the Optionee directing (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the

delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company.

8. Regulation by the Committee.

This Agreement and the Option shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution or by gift to a Family Member of the Optionee.

9. Rights as a Stockholder.

The Optionee shall have no rights as a stockholder with respect to Shares subject to the Option until certificates for Shares of Common Stock are issued to the Optionee.

10. Change of Control.

Notwithstanding the vesting requirements contained in Section 4, upon a Change of Control, the Option shall automatically become fully vested and exercisable as of the date of such Change of Control.

11. Reservation of Shares.

With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

12. Delivery of Share Certificates.

Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

13. Withholding.

In the event the Optionee elects to exercise the Option (or any part thereof) , if the Company or an Affiliate shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares to the Optionee, the Company or Affiliate shall be entitled to deduct and withhold such amounts.

14. Amendment.

The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee's rights or entitlements with respect to the Option shall be effective without

the prior written consent of the Optionee (unless such amendment is required in order to cause the Award hereunder to qualify as "performance-based" compensation within the meaning of Section 162 (m) of the Code and applicable interpretive authority thereunder).

15. Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.

16. Effective Date of Grant.

The Option shall be effective as of the date first written above.

17. Lock-Up Agreement.

The Optionee hereby agrees that in connection with an underwritten public offering of Common Stock, including any placement on London's Alternative Investment Market, upon the request of the Company or the principal underwriter managing such public offering, shares of Common Stock obtained pursuant to this Agreement (and any shares of Common Stock received directly or indirectly with respect thereto) may not be sold, offered for sale or similar financial effect or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for a period not exceeding one year after the effectiveness of the registration statement filed in connection with such offering, but only to the extent that the Company's directors, executive officers and/or their immediate family are similarly bound. The Optionee hereby agrees to sign such further documents as the Company may reasonably request to give this Section 17 effect. The lock-up agreement established pursuant to this Section 17 shall have perpetual duration.

18. Optionee Acknowledgment.

By executing this Agreement, the Optionee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

ATTEST:

JINGWEI INTERNATIONAL LIMITED

By: Regis Kwong

Its: Chief Executive Officer

BI, YIJIA ______________, Optionee